EXHIBIT 4.9

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES AND BLUE SKY LAWS RELATING TO THE DISPOSITION OF SECURITIES, PROVIDED THAT AN OPINION OF COUNSEL TO SUCH EFFECT IS PROVIDED TO THE COMPANY IN CONNECTION THEREWITH.

GROVE, INC.

CONVERTIBLE PROMISSORY NOTE

$___________	___________, 2021

This Convertible Promissory Note (this “Note”) is made and effective as of the date set forth above, by and between Grove, Inc., a Nevada corporation (the “Company”), and ____________(the “Holder”).

1. Principal and Interest.

1.1. Principal. For value received, the Company hereby promises to pay to the Holder $_____________ (the “Principal”), plus accrued interest thereon pursuant to the terms and conditions set forth herein.

1.2. Interest. The unpaid Principal of this Note shall bear interest at the rate of 8% per annum, compounded annually. Interest on this Note shall be computed on the basis of a three hundred sixty-five (365) day year and actual days elapsed.

1.3. Term. Unless converted as set forth herein, the unpaid Principal balance of this Note and all accrued and unpaid interest thereon, together with any other amounts due Holder hereunder, shall be due and payable in full on the second anniversary of the date of this Note (the “Maturity Date”), or such later date as may be mutually agreed to by the Company and Holder.

1.4. Termination. Upon the occurrence of the repayment or conversion of this Note, this Note shall be terminated in its entirety, of no further force or effect (other than with respect to such conversion) and surrendered to the Company for cancellation.

1

2. Prepayment. This Note may not be prepaid at any time by the Company without the prior written consent of the Holder.

3. Conversion; Repayment.

3.1. IPO Conversion. If an IPO occurs prior to the Maturity Date, then the outstanding Principal of this Note and the accrued and unpaid interest thereon, shall, on the effective date of such IPO, be automatically converted into the number of shares of capital stock of the Company that are issued in the IPO (the “Conversion Shares”) determined by dividing (i) the unpaid Principal of this Note and any accrued and unpaid interest thereon, as of the date of the closing of the Financing, by (ii) seventy five percent (75%) of the initial public offering price of the shares of capital stock of the Company sold in the IPO.

(a) “IPO” means an underwritten public offering of the Company’s capital stock under the Securities Act.

(b) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

3.2. Voluntary Conversion. If an IPO has not occurred by June 30, 2021, then at any time, upon thirty (30) days prior written notice by the Holder to the Company, the Holder may elect to convert the outstanding Principal of this Note and the accrued and unpaid interest thereon into such number of shares of common stock of the Company as may be negotiated and mutually agreed upon by the Company and the Holder. Notwithstanding the foregoing, the Company shall not be obligated to effect, or to take any action to effect, any conversion pursuant to this Section 3.2 during the period that is sixty (60) days before the Company’s good faith estimate of the effective date of a Company IPO, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective.

3.3. Repayment on Maturity Date. If this Note has not converted as set forth in Section 3.1, then on the Maturity Date the outstanding Principal and accrued interest shall be due and payable in full upon demand of the Holder.

3.4. Delivery of Stock Certificates. Upon the conversion of this Note and return of the original executed version of this Note to the Company, the Company at its expense will issue and deliver to the Holder a certificate or certificates for the number of full shares of capital stock issuable upon conversion. Upon conversion, this Note shall be automatically, and without any other action on the part of the Holder, canceled and shall represent only the right to receive the shares of capital stock issued upon conversion.

3.5. No Fractional Shares. No fractional shares of capital stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder within twenty (20) business days after conversion any amount that is not so converted.

2

4. Representations and Warranties of the Company.

The Company hereby represents and warrants to the Holder as follows:

4.1. Organization, Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as contemplated to be conducted.

4.2. Authority and Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Note and to perform fully its obligations hereunder. The execution and delivery of this Note has been duly authorized by all necessary corporate action on the part of the Company. This Note has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

5. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company that:

5.1. Purchase for Own Account. The Holder is purchasing this Note and the shares of capital stock of the Company issuable upon conversion of this Note (collectively, the “Securities”) for investment for Holder’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

5.2. Securities Laws Representations. The Holder acknowledges the Holder’s understanding that the offer and sale of the Securities is exempt from registration under the Securities Act, by virtue of sections 4(a)(2) and 4(6) of the Securities Act and the provisions of Regulation D promulgated thereunder, and is exempt from the qualification requirements under similar state laws, as applicable. In furtherance thereof, the Holder represents and warrants to and agrees with the Company that:

(a) The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act.

(b) The Holder has the financial ability to bear the economic risk of Holder’s investment in the Company (including its possible loss), has adequate means for providing for Holder’s current needs and personal contingencies and has no need for liquidity with respect to Holder’s investment in the Company.

(c) The offer and sale of the Securities to Holder has not been accomplished by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio and any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

3

5.3. Restricted Securities.

(a) The Holder understands that the Note is characterized as a “restricted securities” under the federal securities laws and agrees that Holder may not sell or otherwise transfer the Note without registration under the Securities Act or an exemption therefrom. Holder fully understands and agrees that Holder must bear the economic risk of Holder’s investment for an indefinite period of time because, among other reasons, the Note has not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. Holder understands that the Note will be imprinted with a legend to this effect.

(b) The Holder further understands that, at the time Holder wishes to sell the Note, there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of SEC Rule 144, and that, in such event, Holder will be precluded from selling the Note under Rule 144 even if the one (l) year minimum holding period has been satisfied.

6. S-1 Demand Registration Rights. At any time ninety (90) days after the closing date of the IPO, Holder may request that the Company register for sale under the Securities Act all of the Conversion Shares held by Holder, to the extent such Conversion Shares have not previously been registered. The Company shall as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Holder, file a Form S-1 or Form S-3 registration statement (as applicable) under the Securities Act covering all such Conversion Shares held by Holder. All fees and expenses incident to the performance of or compliance with, this Agreement by the Company shall be borne by the Company. Holder shall furnish to the Company such information regarding itself, the Conversion Shares held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Conversion Shares. At such time as the Company is required to effect a registration pursuant to this Section 6, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Conversion Shares and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed;

4

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Conversion Shares;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Holder; provided, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) use its commercially reasonable efforts to cause all such Conversion Shares covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(f) provide a transfer agent and registrar for all Conversion Shares registered pursuant to this Agreement and provide a CUSIP number for all such Conversion Shares, in each case not later than the effective date of such registration;

(g) notify the Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(h) after such registration statement becomes effective, notify the Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

7. Assignment. The rights and obligations of the Company and the Holder under this Note shall be binding upon and benefit the respective successors, assigns, heirs, administrators and transferees of the parties. Effective upon any such assignment and compliance with the terms of this Note, the person or entity to whom such rights, interests and obligations were assigned shall have and exercise all of the Holder’s rights, interests and obligations hereunder as if such person or entity were the original Holder of this Note.

8. Waiver and Amendment. Any provision of this Note may be amended, waived or modified (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) upon the written consent of the Company and the Holder of this Note.

5

9. Notices. All notices and other communications required or permitted hereunder shall be effective upon receipt, shall be in writing, and may be delivered in person, by electronic mail, by facsimile (with confirmation of delivery), overnight delivery service or United States mail, in which event they may be mailed by first class, certified or registered, postage prepaid, addressed, (a) if to the Holder, at the address set forth on such Holder’s signature page hereto or such other address that such Holder shall have furnished to the Company in writing, or (b) if to the Company, at its address set forth on the signature page hereto, or at such other address as the Company shall have furnished to the Holder in writing. All such notices and other communications shall be deemed received in the case of personal delivery, electronic mail and fax, on the date of such delivery, in the case of overnight delivery service, on the date of such delivery, and in the case of mailing, on the third (3rd) business day following the date of such mailing if sent to a United States address and on the seventh (7th) business day following the date of such mailing if sent to an address outside the United States.

10. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the shares issuable upon conversion of this Note until, and only to the extent that, this Note shall have been converted.

11. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada, excluding that body of law relating to conflict of laws.

12. Loss, Theft or Destruction of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to it, the Company will make and deliver a new Note which shall carry the same rights to interest (unpaid and to accrue) carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successors hereto) and dated as of such cancellation, in lieu of this Note.

13. Usury. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity of the loan evidenced hereby or thereby, or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder for the loan, use, forbearance or detention of money exceed that permissible under applicable law. If at any time the performance of any provision hereof or of this Note or any other such agreement involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Holder that all payments under this Note are to be credited first to interest as permitted by law, but not in excess of (a) the agreed rate of interest set forth herein or (b) that permitted by law, whichever is the lesser, and the balance toward the reduction of Principal. The provisions of this section shall never be superseded or waived and shall control every other provision of this Note and all other agreements between the Company and the Holder.

6

14. Issue Date. The provisions of this Note shall be construed and shall be given effect in all respects as if this Note had been issued and delivered by the Company on the earlier of the date hereof or the date of issuance of any Note for which this Note is issued in replacement.

15. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

16. Delays. No delay by any party in exercising any power or right hereunder shall operate as a waiver of any power or right.

17. Severability. If any provision or set of provisions of this Note (or any portion thereof) is held by an arbitrator or court of competent jurisdiction to be invalid, illegal or unenforceable for any reason whatever: (a) such provision shall be limited or modified in its application to the minimum extent necessary to avoid the invalidity, illegality or unenforceability of such provision and such modified provision shall be reduced to a writing and signed by the parties hereto; (b) the validity, legality and enforceability of the remaining provisions of this Note shall not in any way be affected or impaired thereby; and (c) to the fullest extent possible, the provisions of this Note shall be construed so as to give effect to the intent manifested by the provision (or portion thereof) held invalid, illegal or unenforceable.

18. No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.

19. Transfer and Exchange; Registration. Subject to the terms of this Note and compliance with all applicable securities laws, this Note and all rights hereunder are transferable, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Holder hereof in person, or by duly authorized attorney, upon Holder’s surrender of this Note properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Company shall issue and deliver to the Holder a new note with respect to the portion of this Note not so transferred. Until a transfer of this Note is registered on the books of the Company, the Company may treat the Holder hereof as the owner for all purposes.

(Remainder of page intentionally left blank- Signature page follows)

7

IN WITNESS WHEREOF, the undersigned have executed this Convertible Promissory Note as of the date first above written.

COMPANY: GROVE, INC.

Allan Marshall
Chief Executive Officer

Address: 1710 Whitney Mesa Drive Henderson, NV 89014

HOLDER:

Print Name: _______________________________

By: _____________________________________

Name: ___________________________________

Title: ____________________________________

8